ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	AUSTIN DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON

September 6, 2006

016119.0339

Lyondell Chemical Company

1221 McKinney Street, Suite 700

Houston, Texas 77010

Ladies and Gentlemen:

        As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by Lyondell Chemical Company, a Delaware corporation (the “Company”), and the subsidiary guarantors named in Schedule I hereto (the “Guarantors”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of unsecured senior debt securities of the Company (the “Debt Securities”) and the related guarantees by the Guarantors of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”), from time to time pursuant to Rule 415 under the Act, we are passing upon certain legal matters in connection with the Securities. The Securities may be issued and sold or delivered as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), prospectuses supplementing the Prospectus or prospectuses which provide information supplementing the Prospectus, in each case filed pursuant to Rule 424(b) under the Act (the “Prospectus Supplements”) and periodic or current reports filed by the Company and incorporated by reference in the Registration Statement, the Prospectus and any Prospectus Supplement.

        The Securities will be issued pursuant to one or more Indentures to be entered into among the Company, the Guarantors and The Bank of New York, as trustee, substantially in the form set forth as an exhibit to the Registration Statement (the “Indenture”).

        In our capacity as your counsel in the connection referred to above, we have examined the following: (i) the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, each as amended to date; (ii) the organizational documents of each of the Guarantors; (iii) the Registration Statement; (iv) the form of Indenture (as filed as an exhibit to the Registration Statement); and (v) originals, or copies certified or otherwise identified, of corporate records of the Company and the Guarantors, certificates of public officials and of representatives of the Company and the Guarantors, statutes and other instruments and documents as a basis for the opinions hereafter expressed. We have relied upon certificates of officers of the Company and the Guarantors and of public officials with respect to the accuracy of the material factual matters contained in such certificates. We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted

Lyondell Chemical Company	2	September 6, 2006

to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

        In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become automatically effective upon filing; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) the Board of Directors of the Company and of each Guarantor (or the partnership governance committee, general partner or managing member of a Guarantor, as the case may be) or, to the extent permitted by the charters, bylaws or other organizational documents and the corporation, limited partnership or limited liability company laws of the jurisdiction of incorporation or organization of the Company or a Guarantor, a duly constituted and acting committee thereof (such Board of Directors, partnership governance committee, general partner or managing member, or committee being hereinafter referred to as the “Board”) will have taken all necessary action (corporate and other organizational) to authorize the issuance of the applicable Securities, and to authorize the terms of the offering and sale of such Securities and related matters; (iv) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement or post-effective amendment to the Registration Statement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Guarantors and the other parties thereto; (vi) an indenture substantially in the form of the Indenture will have been duly executed and delivered by the Company, the Guarantors and the trustee thereunder; (vii) in the case of the Company and each Guarantor, the applicable Board will have taken all necessary corporate action to approve the issuance and terms of the Debt Securities or Guarantee, as applicable, in accordance with the terms of the Indenture under which such Debt Securities or Guarantee, as applicable, will be issued, and such Debt Securities and Guarantees will not include any provision that is unenforceable; (viii) the Indenture under which such Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and (ix) securities complying with the terms of the Indenture under which such Debt Securities will be issued will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

        Based upon and subject to the foregoing, we are of the opinion that when issued (i) the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except to the extent that the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) the Guarantees will constitute legal, valid and binding obligations of each of the Guarantors enforceable against them in accordance with their terms, except to the extent that the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Lyondell Chemical Company	3	September 6, 2006

        The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware, the Revised Uniform Limited Partnership Act of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the contract law of the State of New York and applicable federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

Schedule I

GUARANTORS

Name	State of Organization
LRC Holdings GP LLC	Delaware
LRC Holdings LP LLC	Delaware
LRP Holdings LP LLC	Delaware
Lyondell Chemical Delaware Company	Delaware
Lyondell Chemical Nederland, Ltd.	Delaware
Lyondell Chemical Properties, L.P.	Delaware
Lyondell Chemical Technology 1 Inc.	Delaware
Lyondell Chemical Technology 2 Inc.	Delaware
Lyondell Chemical Technology 3 Inc.	Delaware
Lyondell Chemical Technology 4 Inc.	Delaware
Lyondell Chemical Technology 5 Inc.	Delaware
Lyondell Chemical Technology 6 Inc.	Delaware
Lyondell Chemical Technology 7 Inc.	Delaware
Lyondell Chemical Technology 8 Inc.	Delaware
Lyondell Chemical Technology, L.P.	Delaware
Lyondell Chemical Technology Management, Inc.	Delaware
Lyondell Chimie France Corporation	Delaware
LYONDELL-CITGO Refining LP	Delaware
Lyondell France, Inc.	Delaware
Lyondell Houston Refinery A Inc.	Delaware
Lyondell Houston Refinery Inc.	Delaware
Lyondell LP3 GP, LLC	Delaware
Lyondell LP3 Partners, LP	Delaware
Lyondell LP4 Inc.	Delaware
Lyondell (Pelican) Petrochemical L.P.1, Inc.	Delaware
Lyondell Petrochemical L.P. Inc.	Delaware
Lyondell Refining Company LP	Delaware
Lyondell Refining GP, LLC	Delaware
Lyondell Refining LP, LLC	Delaware
Lyondell Refining Partners, LP	Delaware
POSM Delaware, Inc.	Delaware
POSM II Properties Partnership, L.P.	Delaware